UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 17, 2017

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 17, 2017, the Audit Committee of the Board of Directors (the “Audit Committee”) of Authentidate Holding Corp. (the “Company”) determined that the unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016, filed on September 27, 2016, should no longer be relied upon and that the Company will be required to restate its previously-filed interim financial statements for the fiscal quarter ended March 31, 2016. The Audit Committee concluded that the unaudited interim financial statements of the Company for the three-month and nine-month periods ended March 31, 2016 contain material errors related to Company’s recognized revenue estimates. The Company intends to provide amended financial results for such periods as soon as practicable.

In recognizing revenue for its financial reports, the Company estimates and records revenue at the time test results are delivered, net of contractual allowances and adjustments. The revenue estimate employed for the quarter ended March 31, 2016 was 15.25% of total billings, based in large part on historical actuals. Beginning in calendar 2016, commercial and government payors, who comprise the major source of collections for the Company, focused on reducing payments to clinical laboratories by imposing more stringent payment guidelines in their adjudication processes. The impact of these changes was a reduction in revenues, thereby lowering actual collections. . Additionally, effective January 2016, the Centers for Medicare and Medicaid Services (CMS) reduced the unit reimbursement rate for many of the tests typically performed by the Company, along with the number of tests that CMS would reimburse. Because Medicare and Medicaid accounts for close to 50% of the Company’s annual revenue, this reduction in reimbursement rates had a substantial negative impact on the Company’s revenue. Management has determined that for the quarter ended March 31, 2016, the Company did not accurately account for these changes, resulting in the Company overstating its revenues and accounts receivable balance. Following management’s review of these matters, the Company has determined that its estimated collections rate for the quarter ended March 31, 2016 should have been approximately 10.41%, resulting in a decrease in revenues for the quarter of approximately $2,113,000.

The following summarizes the estimated effects of the restatement:

(1)	total revenues for the third quarter of fiscal 2016 will decrease from $7,616,000 to $5,503,000 and total revenues for the nine-months ended March 31, 2016 will decrease from $30,214,000 to $28,101,000;

(2)	operating income for the third quarter of fiscal 2016 will decrease from $851,000 to a loss of $1,262,000 and operating income for the nine-months ended March 31, 2016 will be reduced from $9,912,000 to $7,799,000; and

(3)	the Company’s accounts receivable balance at March 31, 2016 will be reduced from $4,549,000, net, to $2,436,000, net, and retained earnings as of such date will decrease from $5,416,000 to $3,303,000.

The Company will file an amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 to reflect the restatement as soon as possible and thereafter intends to promptly file its Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and Quarterly Reports on Form 10-Q for the subsequent fiscal quarters of fiscal 2017.

As previously reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, management had determined that material weaknesses existed in the Company’s internal control over financial reporting at March 31, 2016. Management has concluded that the errors in accounting for the changes in the payor adjudication processes and the adjustment in CMS reimbursement rates resulted from the material weaknesses in the Company’s internal control over financial reporting. The Company will augment its plan to remediate the material weaknesses in its control structure to address the factors that resulted in the restatement. The Audit Committee and the Company’s executive management have discussed the matters described herein with the Company’s independent registered public accounting firm.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Authentidate Holding Corp.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015, which was filed with the Securities and Exchange Commission on February 22, 2016 and is available on the Securities and Exchange Commission’s website (www.sec.gov). Authentidate Holding Corp. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By: /s/ Hanif A. Roshan
Name: Hanif A. Roshan
Title: Chief Executive Officer
Date: February 22, 2017

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